SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2004

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2292 Faraday Avenue Carlsbad, CA 92008
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.

99.1                           Press Release dated February 10, 2004.

Item 12. Results of Operations and Financial Condition.

On February 10, 2004, Isis Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter and year ended December 31, 2003.  In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), the Company also discloses pro forma or non-GAAP results of operations that exclude certain adjustments associated with restructuring activities and non-cash compensation expense or benefit, as applicable. The Company is presenting pro forma information excluding the effects of the restructuring activities and non-cash compensation expense or benefit because the Company believes it is useful for investors in assessing the Company’s operating results compared to the prior year.  A copy of the release is furnished with this report as an exhibit pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: February 10, 2004	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Executive Vice President,
Chief Financial Officer and Director

INDEX TO EXHIBITS

99.1                                                                           Press Release dated February 10, 2004.